Exhibit 4.3

SLACK TECHNOLOGIES, INC.

2009 STOCK PLAN

ADOPTED ON JUNE 4, 2009; AS AMENDED

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SLACK TECHNOLOGIES, INC. 2009 STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares and the grant of RSUs. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 12.

SECTION 2. ADMINISTRATION.

(a)    Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b)    Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees, all Unit Holders and all persons deriving their rights from a Purchaser or Optionee or Unit Holder.

SECTION 3. ELIGIBILITY.

(a)    General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options or the direct award or sale of Shares or the grant of RSUs. Only Employees shall be eligible for the grant of ISOs.

(b)    Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4. STOCK SUBJECT TO PLAN.

(a)    Basic Limitation. Not more than 152,036,863 Shares may be issued under the Plan, subject to Subsection (b) below and Section 8 (a). All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options, RSUs or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

(b)    Additional Shares. In the event that Shares previously issued under the Plan are reacquired by the Company, including without limitation to satisfy tax withholding obligations, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that an outstanding Option, RSU or other right for any reason expires or is canceled, the Shares allocable to the unexercised portion of such Option, RSU or other right shall be added to the number of Shares then available for issuance under the Plan.

SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES AND RSUS.

(a)    Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option or settlement of RSUs) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b)    Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option or RSU) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.

(c)    Purchase Price. The Board of Directors shall determine the Purchase Price of Shares to be offered under the Plan at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

(d)    Withholding Taxes. As a condition to the purchase of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(e)    Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan (including upon settlement of RSUs) shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase

Agreement (or Restricted Stock Unit Agreement) and shall apply in addition to any restrictions that may apply to holders of Shares generally. Notwithstanding anything herein or in the applicable Stock Purchase Agreement to the contrary, with respect to awards or sales of Shares or RSUs made under the Plan on or after the Amendment Date, no Purchaser may Transfer any such Shares other than by means of a Permitted Transfer. Awards or sales of Shares made prior to the Amendment Date shall be subject to such additional restrictions on transfer to the extent that the holder thereof agrees to such restrictions in writing. Any Transfer of Shares shall be null and void unless the terms, conditions and provisions of this Section 5(e) and/or the applicable Stock Purchase Agreement or Restricted Stock Unit Agreement are strictly observed and followed. The foregoing restriction on Transfer shall lapse upon the earlier of (i) immediately prior to the consummation of a Corporate Transaction or (ii) immediately prior to the Company’s first firm commitment underwritten public offering of its securities pursuant to a registration statement under the Securities Act.

(f)    Restricted Stock Units.

(i)    Restricted Stock Unit Agreement. Upon the grant of RSUs, the Unit Holder and the Company shall enter into a Restricted Stock Unit Agreement. The terms and conditions of each such Restricted Stock Unit Agreement shall be determined by the Board of Directors and may differ among individual awards and Unit Holders. The Board of Directors shall determine the restrictions and conditions applicable to each RSU at the time of grant. Vesting conditions may be based on continuing Service and/or achievement of pre-established performance goals and objectives and/or other such criteria as the Board of Directors may determine. On or promptly following the vesting date or dates applicable to any RSU, but in no event later than March 15 of the year following the year in which such vesting occurs, such RSU(s) shall be settled in the form of cash or shares of Stock, as specified in the Restricted Stock Unit Agreement. RSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

(ii)    Purchase Price. Unless otherwise provided for in the Restricted Stock Unit Agreement, RSUs shall have a purchase price of zero (or par value if required by applicable law).

(iii)    Rights as a Stockholder. A Unit Holder shall have the rights of a stockholder only as to Shares, if any, acquired upon settlement of RSUs. A Unit Holder shall not be deemed to have acquired any such Shares unless and until the RSUs shall have been settled in Shares pursuant to the terms of the Plan and the Restricted Stock Unit Agreement, the Company shall have issued and delivered a certificate representing the Shares to the Unit Holder (or transferred on the records of the Company with respect to uncertificated stock), and the Unit Holder’s name has been entered in the books of the Company as a stockholder.

(iv)    Termination. Except as may otherwise be provided by the Board of Directors either in the Restricted Stock Unit Agreement or in writing after the Restricted Stock Unit Agreement is issued, a Unit Holder’s right in all RSUs that have not vested shall automatically terminate upon the Unit Holder’s cessation of Service.

(v)    Withholding Taxes. Promptly on or before the settlement of RSUs, the Unit Holder shall make such arrangements as the Board of Directors may require for the satisfaction of all Federal, state, local or foreign withholding tax obligations that may arise in connection with such settlement.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

(a)    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)    Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c)    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and in the case of an ISO a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7. This Subsection (c) shall not apply to an Option granted pursuant to an assumption of, or substitution for, another option in a manner that complies with Section 424(a) of the Code (whether or not the Option is an ISO).

(d)    Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

(e)    Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and in the case of an ISO a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(f)    Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following dates:

(i)    The expiration date determined pursuant to Section 6(e);

(ii)    The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such earlier or later date as the Board of Directors may determine (but in no event earlier than 30 days after the termination of the Optionee’s Service); or

(iii)    The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(g)    Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h)    Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)    The expiration date determined pursuant to Section 6(e); or

(ii)    The date 12 months after the Optionee’s death, or such earlier or later date as the Board of Directors may determine (but in no event earlier than six months after the Optionee’s death).

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.

(i)    Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. Notwithstanding anything herein or in the applicable Stock Option Agreement to the contrary, with respect to Options granted under the Plan on or after the Amendment Date, no Optionee may Transfer any Shares acquired upon the exercise of such an Option other than by means of a Permitted Transfer. The Shares subject to Options granted prior to the Amendment Date shall be subject to such additional restrictions on transfer to the extent that the holder thereof agrees to such restrictions in writing. Any Transfer of Shares shall be null and void unless the terms, conditions and provisions of this Section 6(i) are strictly observed and followed. The foregoing restriction on Transfer shall lapse upon the earlier of (i) immediately prior to the consummation of a Corporate Transaction or (ii) immediately prior to the Company’s first firm commitment underwritten public offering of its securities pursuant to a registration statement under the Securities Act.

(j)    Transferability of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(k)    Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(l)    No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(m)    Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 7. PAYMENT FOR SHARES.

(a)    General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(b)    Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(c)    Promissory Note. At the discretion of the Board of Directors, all or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(d)    Surrender of Stock. At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e)    Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(f)    Other Forms of Payment. To the extent that a Stock Purchase Agreement or Stock Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

SECTION 8. ADJUSTMENT OF SHARES.

(a)    General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option and RSU and (iii) the Exercise Price under each outstanding Option. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option and RSU or (iii) the Exercise Price under each outstanding Option; provided, however, that the Board of Directors shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

(b)    Corporate Transactions. In the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s stock or assets, (in each case, a “Corporate Transaction”) all Shares acquired under the Plan and all Options, RSUs and other Plan awards outstanding on the effective date of the Corporate Transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the Corporate Transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board of Directors in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Options, RSUs and awards (or all portions of an Option, RSU or an award) in an identical manner. The treatment specified in the transaction agreement may include (without limitation) one or more of the following with respect to each outstanding Option, RSU or award:

(i)    Continuation of the Option, RSU or award by the Company (if the Company is the surviving corporation).

(ii)    Assumption of the Option by the surviving corporation or its parent in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

(iii)    Substitution by the surviving corporation or its parent of a new option for the Option in a manner that complies with Code Section 424(a) (whether or not the Option is an ISO).

(iv)    Assumption of the RSU, or substitution of a new RSU, by the surviving corporation or its parent with an equitable or proportionate adjustment to the amount and kind of shares subject thereto.

(v)    Cancellation of the Option and a payment to the Optionee with respect to each Share subject to the portion of the Option that is vested as of date of the consummation of the Corporate Transaction equal to the excess of (A) the value, as determined by the Board of Directors in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the Corporate Transaction, over (B) the per-Share Exercise Price of the Option (such excess, the “Spread”). Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. If the Spread applicable to an Option is zero or a negative number, then the Option may be cancelled without making a payment to the Optionee.

(vi)    Cancellation of RSUs and a payment to the Unit Holder with respect to each Share subject to the portion of the RSUs that are vested as of date of the consummation of the Corporate Transaction equal to the value, as determined by the Board of Directors in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of the Corporate Transaction. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to such amount. In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Stock. If the amount payable with respect to an RSU is zero, then the RSU may be cancelled without making a payment to the Unit Holder.

(vii)    Cancellation of the Option without the payment of any consideration; provided that the Optionee shall be notified of such treatment and given an opportunity to exercise the Option (to the extent the Option is vested or becomes vested as of the effective date of the transaction) during a period of not less than five business days preceding the effective date of the Corporate Transaction, unless (A) a shorter period is required to permit a timely closing of the Corporate Transaction and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise the Option. Any exercise of the Option during such period may be contingent upon the closing of the transaction.

(viii)    Suspension of the Optionee’s right to exercise the Option during a limited period of time preceding the closing of the Corporate Transaction if such suspension is administratively necessary to permit the closing of the Corporate Transaction.

(ix)    Termination of any right the Optionee has to exercise the Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), such that following the closing of the Corporate Transaction the Option may only be exercised to the extent it is vested.

For the avoidance of doubt, the Board of Directors has discretion to accelerate, in whole or part, the vesting and exercisability of an Option, RSU or other Plan award in connection with a Corporate Transaction covered by this Section 8(b) or under such other circumstances as deemed appropriate by the Board of Directors.

(c)    Reservation of Rights. Except as provided in this Section 8, an Optionee, Unit Holder or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option or RSU. The grant of an Option or RSU pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. SECURITIES LAW REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 10. NO RETENTION RIGHTS.

Nothing in the Plan or in any right or Option or RSU granted under the Plan shall confer upon the Purchaser or Optionee or Unit Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee or Unit Holder) or of the Purchaser or Optionee or Unit Holder, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11. DURATION AND AMENDMENTS.

(a)    Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)    Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8) or (ii) materially changes the class of persons who are eligible for the grant of ISOs. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase. The Board of Directors is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Options or effect the repricing of such awards through cancellation and re-grants, without stockholder approval.

(c)    Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or settlement of an RSU granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option or RSU previously granted under the Plan.

SECTION 12. DEFINITIONS.

(a)    “Amendment Date” shall mean January 23, 2015.

(b)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)    “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(e)    “Company” shall mean Slack Technologies, Inc., a Delaware corporation.

(f)    “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

(g)    “Corporate Transaction” shall have the meaning set forth in Section 8(b).

(h)    “Disability” shall mean that the Optionee or Unit Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(i)    “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j)    “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

(k)    “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with applicable law. Such determination shall be conclusive and binding on all persons.

(l)    “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s or Unit Holder’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee or Unit Holder control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee or Unit Holder own more than 50% of the voting interests.

(m)    “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(n)    “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(o)    “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(p)    “Optionee” shall mean a person who holds an Option.

(q)    “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(r)    “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(s)    “Permitted Transfer” shall mean any of the following:

(i) Any Transfer of Shares to the Company.

(ii) Any Transfer of Shares for no consideration to a Purchaser or Optionee’s or Unit Holder’s Family Member, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Stock Purchase Agreement(s) and/or Stock Option Agreement(s) and/or Restricted Stock Unit Agreement(s), including the restrictions on Transfer contained herein and therein.

(iii) Any Transfer of Shares effected pursuant to the Grantee’s will or the laws of intestate succession.

(iv) Any Transfer permitted by written approval of the Board of Directors or its designee (the “Transfer Approval”), which Transfer Approval shall be granted or withheld in the sole and absolute discretion of the Board of Directors or its designee.

(t)    “Plan” shall mean this Slack Technologies, Inc. 2009 Stock Plan, as amended from time to time.

(u)    “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or settlement of an RSU), as specified by the Board of Directors.

(v)    “Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than upon exercise of an Option or settlement of an RSU).

(w)    “Restricted Stock Unit Agreement” shall mean the agreement between the Company and the Unit Holder that contains the terms, conditions and restrictions pertaining to the Unit Holder’s RSUs.

(x)    “RSU” shall mean a restricted stock unit representing the Unit Holder’s right to receive a Share of Stock upon the satisfaction of certain conditions.

(y)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(z)    “Service” shall mean service as an Employee, Outside Director or Consultant.

(aa)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

(bb)    “Spread” shall have the meaning set forth in Section 8(b).

(cc)    “Stock” shall mean the Class B Common Stock of the Company.

(dd)    “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(ee)    “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(ff)    “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(gg)    “Transfer” shall mean sell, assign, transfer, pledge, encumber or in any manner dispose of, whether voluntarily or by operation of law, or by gift or otherwise.

(hh)    “Unit Holder” shall mean a person to whom the Company has granted an RSU.